UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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Form 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2014

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VIOLIN MEMORY, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Great America Parkway,
Santa Clara, California 95054
(Address of principal executive offices and zip code)

(650) 396-1500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 12, 2014, Violin Memory, Inc. (“Violin”) issued a press release announcing that Violin’s Board of Directors elected William H. Kurtz to serve as a member of the Board.  The Board also appointed Mr. Kurtz to serve as Chairman of the Audit Committee. Mr. Kurtz’s term on the Board will expire at Violin’s annual meeting of stockholders to be held in calendar year 2017. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Kurtz has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

It is contemplated that Violin and Mr. Kurtz will enter into the standard Violin Indemnification Agreement for directors. The agreement requires Violin, among other things, to indemnify its directors against liabilities that may arise by reason of their status or service. The agreement also requires Violin to advance all expenses incurred by the directors in investigating or defending any such action, suit or proceeding, subject to the terms contained in the agreement. The foregoing description is qualified in its entirety by the full text of the form of the agreement, which was filed as Exhibit 10.01 to Violin’s Form S-1 filed with the Securities and Exchange Commission on September 26, 2013 (the “Form S-1”) and is incorporated herein by reference.  Upon joining the Board, Mr. Kurtz received an option to purchase 100,000 shares of Violin’s common stock with an exercise price equal to $4.89, which is the closing price on the date of his appointment. The option was granted automatically to Mr. Kurtz in accordance with Violin’s 2012 Stock Incentive Plan (“Plan”), which was filed as Exhibit 10.03 to the Form S-1 and is incorporated herein by reference, and has the terms set forth in the Plan.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Violin Memory, Inc.

Date: November 12, 2014	By:	/s/ Cory Sindelar
Cory Sindelar, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.1	Press release of Violin Memory, Inc., dated November 12, 2014